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                                                                    EXHIBIT 23.1

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation of our reports dated February 3, 2000 (except as discussed in Note 21 with respect to the Company's proposed acquisition of ASI's packaging and test facilities and its investment in ASI, as to which the date is February 28, 2000, and the related proposed financing, as to which the date is March 16, 2000) included in this Form 10-K, into the Company's previously filed Form S-8 Registration Statements File Numbers 333-62891 and 333-86161.


/s/ Arthur Andersen LLP
Philadelphia, Pennsylvania
March 27, 2000